STOCK PURCHASE AGREEMENT
This Stock Purchase Agreement (this “Agreement”), effective as of 11:59 pm on December 23, 2024, is entered into between Serina Therapeutics, Inc., a Delaware corporation (“Seller”), and JuvVentures (UK) Limited, a private limited company incorporated under the laws of England and Wales (“Buyer”). Further, Juvenescence Limited, a private limited company incorporated under the laws of the Isle of Man (“Juvenescence”), enters into this Agreement for the sole purpose of being bound by and receiving the benefits of Sections 5.02 and 5.05 of this Agreement.
RECITALS
A. On August 30, 2023, AgeX Therapeutics, Inc., a Delaware corporation (“AgeX”), caused the Certificate of Incorporation of UniverXome Bioengineering, Inc., a Delaware corporation (the “Company”), to be filed with the Secretary of State of the State of Delaware.
B.On March 26, 2024, prior to the consummation of the Merger (defined below), AgeX entered into that certain Asset Contribution Agreement with the Company attached hereto as Exhibit A (the “Asset Contribution Agreement”), pursuant to which AgeX transferred to the Company all of AgeX’s capital stock in Reverse Bioengineering, Inc., a Delaware corporation (“Reverse Bio”), and ReCyte Therapeutics, Inc., a California corporation (“ReCyte”), along with certain patents, patent applications, and other intellectual property, certain biological materials, certain trademarks and service marks, certain equipment, certain inventory, and certain files and records relating to the foregoing, and the Company assumed all of the Liabilities (as defined in the Asset Contribution Agreement) in existence as the Effective Time (as defined in the Merger Agreement).
C.The Seller has informed the Buyer that the transfer of the patents, patent applications, copyrights, and other intellectual property to the Company pursuant to the Asset Contribution Agreement was not perfected with the applicable Governmental Body (as defined below), that Seller has taken no action to perfect the transfer, and that Seller will cooperate with Buyer after the consummation of the transaction contemplated herein by executing such documents as Buyer and Seller agree are reasonably necessary to perfect the transfer at the appropriate governmental agencies, but that any such perfection will be at the cost of the Buyer.
D.Seller has further informed the Buyer that the Seller has limited knowledge of and experience with the assets of the Company and thus has made no representation or warranty, express or implied, with respect to the assets of the Company except as expressly set forth herein, which such representations and warranties shall be deemed, as they relate to the Company’s properties and other assets, to be qualified in all instances by the Seller’s knowledge (except for the second sentence of Section 3.05 which representation is made without such knowledge qualification).
E.Concurrently with the execution of the Asset Contribution Agreement, Buyer, AgeX and AgeX’s subsidiaries, the Company, Reverse Bio, and ReCyte entered into that certain Agreement with Respect to the Convertible Notes attached hereto as Exhibit B (the “Convertible Notes Agreement”).
F.Pursuant to the Convertible Notes Agreement, AgeX transferred to the Company, and the Company assumed, all of AgeX’s rights and obligations under the 2022 Note (as defined in the Convertible Notes Agreement) and 2023 Note (as defined in the Convertible Notes Agreement) and the other Secured Notes Loan Documents (as defined in the Convertible Notes Agreement) and the Buyer released the Seller from all security agreements, pledge agreements, guaranty agreements, as well as certain assets of the Seller.
G.Section 12 of the Convertible Notes Agreement created a Claim Reserve (as defined therein) to be funded by Buyer, which the Buyer and Seller desire to retain.
H.Section 13 of the Convertible Notes Agreement created an obligation on Buyer to fund certain Closing Cash (as defined therein), which the Buyer and Seller desire to release each other from any further obligation thereunder.
I.Reverse Bio, ReCyte, and the Company have each granted a security interest in their Collateral (as defined in the Convertible Notes Agreement) to Buyer pursuant to that certain Amended and Restated Security Agreement, dated as of March 10, 2023 (as amended by that certain Joinder Agreement, dated as of November 9, 2023, and as may be further amended and restated, amended and restated, supplemented or otherwise modified from time to time, the “Subsidiary Security Agreements”) among Reverse Bio and ReCyte, (collectively, the “Subsidiary Obligors”), UniverXome, AgeX and Buyer.
J.The Company and the Subsidiary Obligors have each guaranteed the obligations of AgeX under the 2022 Note pursuant to that certain Guaranty Agreement, dated as of November 9, 2023 (as may be amended, restated, amended and restated supplemented or otherwise modified from time to time, the “Guaranty”), made by the Subsidiary Obligors in favor of Buyer.
K.On March 26, 2024, AgeX completed a merger transaction in accordance with the terms and conditions of the Agreement and Plan of Merger and Reorganization, dated as of August 29, 2023 (the “Merger Agreement”), by and among AgeX, Canaria Transaction Corporation, an Alabama corporation and a wholly owned subsidiary of AgeX (“Merger Sub”), and Serina Therapeutics, Inc., an Alabama corporation (“Legacy Serina”), pursuant to which Merger Sub merged with and into Legacy Serina, with Legacy Serina surviving the merger as a wholly owned subsidiary of AgeX (the “Merger”). Additionally, on March 26, 2024, AgeX changed its name from “AgeX Therapeutics, Inc.” to “Serina Therapeutics, Inc.”
L.Seller and Buyer are each aware that, as a result of the transactions described above, all of the assets of the Company and its subsidiaries are currently encumbered by the obligations arising from the Secured Notes, the Secured Note Loan Documents, the Guaranties, and the Subsidiary Security Agreements, as each of such documents may have been amended by the Convertible Notes Agreement, and all subsequent amendments and allonges to Secured Notes and the Secured Note Loan Documents.
M.Seller owns all of the issued and outstanding shares of common stock, $.001 par value (the “Shares”) of the Company.
N.Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, the Shares, subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
PURCHASE AND SALE
Section 1.01Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing, Seller shall sell to Buyer, and Buyer shall purchase from Seller, the Shares, free and clear of any lien, pledge, mortgage, deed of trust, security interest, charge, claim, easement, encroachment or other encumbrance (each, an “Encumbrance”).
Section 1.02Purchase Price. The aggregate purchase price for the Shares shall be $10.00 (the “Purchase Price”). Buyer shall pay the Purchase Price to Seller at the Closing by check made payable to Seller or by wire transfer of immediately available funds to an account specified by Seller.
ARTICLE II
CLOSING
Section 2.01Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place simultaneously with the execution of this Agreement and the execution hereof (the “Closing Date”) remotely by exchange of documents and signatures (or their electronic counterparts). The consummation of the transactions contemplated by this Agreement shall be deemed to occur at 11:59 pm on December 23, 2024 (Central Standard Time) on the Closing Date.
Section 2.02Seller Closing Deliverables. At the Closing, Seller shall deliver to Buyer the following:
(a)this Agreement, duly executed by the Seller;
(b)an irrevocable stock power to effectuate the transfer of the Shares, in the form attached hereto as Exhibit C, duly executed by the Seller;
(c)a certificate of the Secretary of Seller certifying: (i) that attached thereto are true and complete copies of all resolutions of the board of directors of Seller authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and that such resolutions are in full force and effect; (ii) the names, titles and signatures of the officers of Seller authorized to sign this Agreement; and (iii) that attached thereto are true and complete copies of the governing documents of the Company, including any amendments or restatements thereof, and that such governing documents are in full force and effect; and
(d)a certificate pursuant to Treasury Regulations Section 1.1445-2(b) that Seller is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code of 1986 (as amended, the “Code”).
Section 2.03Buyer’s Deliveries. At the Closing, Buyer shall deliver the following to Seller:
(a)this Agreement, duly executed by the Buyer;
(b)the Purchase Price pursuant to Section 1.02; and
(c)a certificate of the Secretary (or other officer) of Buyer, dated as of the Closing Date, certifying: (i) that attached thereto are true and complete copies of all resolutions of the board of directors of Buyer authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and that such resolutions are in full force and effect; and (ii) the names, titles and signatures of the officers of Buyer authorized to sign this Agreement.
ARTICLE III
ARTICLE IV
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF SELLER
Seller represents and warrants to Buyer that the statements contained in this Article III are true and correct as of the date hereof.
Section 5.01Organization and Authority of Seller. Each of the Seller, the Company, and Reverse Bio is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. ReCyte is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of California and is in good standing under such laws Seller has the requisite corporate power and authority to enter into this Agreement, and to sell the Shares and carry out and perform its other obligations under the terms of this Agreement
Section 5.02Authorization. All corporate action on the part of the Seller and its Affiliates and its directors, officers and stockholders necessary for the authorization, execution, delivery and performance of all obligations of the Seller under this Agreement and any other Transaction Document (as defined in Section 6.07) for the sale, transfer, and assignment of the Shares has been taken. This Agreement and the other Transaction Documents constitute the valid and binding obligations of the Seller and are enforceable against the Seller in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors’ rights generally, and except that the availability of the remedy of specific performance or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought. Except for the perfection of the transfer of the intellectual property assets of the Company (as described in Recital C) with the applicable Governmental Body and except as anticipated and described in Section 1.3 of the Asset Contribution Agreement, no consent, approval, license, order, authorization, registration, declaration or filing with or of any Governmental Body or other Person is required to be done or obtained by the Seller or any of its Affiliates in connection with (i) the execution and delivery by the Seller of this Agreement and the other Transaction Documents, (ii) the performance by the Seller of its obligations under this Agreement or (iii) the consummation by the Seller of any of the transactions contemplated by this Agreement.
Section 5.03Capitalization.
(a)(i) The authorized capital stock of the Company consists of 1,000 shares of common stock, $.001 par value, of which 1,000 shares are issued and outstanding in uncertificated format and constitute the Shares. To the knowledge of Seller, all of the Shares have been duly authorized, are validly issued, fully paid and non-assessable. All of the Shares are owned of record and beneficially by Seller, free and clear of all Encumbrances.
(b)(ii) The authorized capital stock of Reverse Bio consists of (A) 100,000,000 shares of common stock, $.0001 par value, of which 1,000 shares are issued and outstanding (the “Reverse Bio Common Stock”) and (B) 5,000,000 shares of preferred stock, $.0001 par value, of which no shares are issued and outstanding. To the knowledge of Seller, all of the issued and outstanding Reverse Bio Common Stock has been duly authorized, are validly issued, fully paid and non-assessable. The Company is the record and beneficial owner of all of the issued and outstanding Reverse Bio Common Stock subject to the Encumbrances arising from the Secured Notes, the Secured Note Loan

Documents, the Guaranties, and the Subsidiary Security Agreements, as each of such documents may have been amended by the Convertible Notes Agreement, and all subsequent amendments and allonges to Secured Notes and the Secured Note Loan Documents.
(iii) The authorized capital stock of ReCyte consists of (A) 50,000,000 shares of common stock, no stated par value, of which 25,304,904 shares are issued and outstanding (the “ReCyte Common Stock”) and (B) 5,000,000 shares of preferred stock with no stated par value, of which no shares are issued and outstanding. To the knowledge of Seller, all of the issued and outstanding ReCyte Common Stock has been duly authorized, are validly issued, fully paid and non-assessable. The Company is the record and beneficial owner of 24,000,000 share of the Recyte Common Stock subject to the Encumbrances arising from the Secured Notes, the Secured Note Loan Documents, the Guaranties, and the Subsidiary Security Agreements, as each of such documents may have been amended by the Convertible Notes Agreement, and all subsequent amendments and allonges to Secured Notes and the Secured Note Loan Documents. To the knowledge of the Seller, Life Extension Foundation is the record and beneficial owner of 973,710 shares of the Recyte Common Stock; Geothermal Core, SA (100% owned by Steve Reilly) is the record and beneficial owner of 331,169 shares of the Recyte Common Stock; and Robert W. Peabody is the record and beneficial owner of 25 shares of the Recyte Common Stock.
(c)(i) There are no outstanding or authorized options, warrants, convertible securities, stock appreciation, phantom stock, profit participation or other rights, agreements or commitments relating to the Shares of the Company or obligating Seller or the Company to issue or sell any shares of, or any other interest in, the Company. There are no voting trusts, stockholder agreements, proxies, or other agreements in effect with respect to the voting or transfer of any of the Shares.
(d)(ii) To the knowledge of Seller, there are no outstanding or authorized options, warrants, convertible securities, stock appreciation, phantom stock, profit participation or other rights, agreements or commitments relating to the Reverse Bio Common Stock or the ReCyte Common Stock or any obligation of the Company, Reverse Bio or ReCyte to issue or sell any shares of, or any other interest in, Reverse Bio or ReCyte. To the knowledge of Seller, there are no voting trusts, stockholder agreements, proxies, or other agreements in effect with respect to the voting or transfer of any of the Reverse Bio Common Stock or ReCyte Common Stock.
Section 5.04No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof, by the Seller or the Company, as applicable, will not (a) violate any provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or Governmental Body applicable to the Seller, the Company, the Shares or any of the Seller’s or the Company’s properties or other assets or (b) with due notice or lapse of time, or both, violate, conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any Encumbrance upon any of the properties or other assets of the Seller or the Company under, its governing documents or any note, indenture, mortgage, lease agreement or other contract, agreement or instrument to which the Seller or the Company is a party or by which it or any of its properties is bound or affected. “Governmental Body” means any: (a) nation, principality, republic, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or other entity and any court, arbitrator or other tribunal); (d) multi-national organization or body; or (e) individual, body or other entity exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

Section 5.05Assets. The only assets of the Company are the assets that were contributed to the Company pursuant to the Asset Contribution Agreement. Since the Effective Time of the Merger, Seller has not encumbered the properties or other assets of the Company and there are no Encumbrances on any of the Company’s properties or other assets other than those Encumbrances arising from the Secured Notes, the Secured Note Loan Documents, the Guaranties, and the Subsidiary Security Agreements, as each of such documents may have been amended by the Convertible Notes Agreement, and all subsequent amendments and allonges to Secured Notes and the Secured Note Loan Documents.
Section 5.06Liabilities. To the knowledge of Seller, the only liabilities and/or payables of the Company are (i) the obligations owed to the Buyer under the Secured Notes Loan Documents and Subsidiary Security Agreements, (ii) the ongoing costs of maintaining and perfecting the intellectual property assets of the Company, (iii) the ongoing cost of maintaining the other assets of the Company, (iv) the ongoing expense of the employee of the Company, (iv) the liabilities and obligations under the Asset Contribution Agreement, (v) the liabilities and obligations under and Secured Notes, the Secured Note Loan Documents, the Guaranties, and the Subsidiary Security Agreements, as each of such documents may have been amended by the Convertible Notes Agreement, and all subsequent amendments and allonges to Secured Notes and the Secured Note Loan Documents, and (vi) the ongoing costs of maintaining the Company’s existence.
Section 5.07Litigation. None of the Seller, its Affiliates, the Company or the Subsidiary Obligors are party to any action and there is no action pending or, to the knowledge of the Seller, threatened, against the Seller or the Company, or its subsidiaries which, (i) if adversely determined, would prevent the consummation of the transactions contemplated by this Agreement or otherwise have a materially adverse effect on the Company, the Subsidiary Obligors, the Shares, the Company’s properties or other assets or the transactions contemplated by this Agreement (a “Material Adverse Effect”) or (ii) involves or relates to the Shares or the Company’s properties or other assets. None of the Seller, its Affiliates or the Company has received any written notice of, any action, claim, suit, investigation or proceeding pending or threatened before any Governmental Body and, to the knowledge of the Seller, no such action, claim, suit, investigation or proceeding has been threatened against the Seller or any of its Affiliates, the Company, the Shares that, either individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.
Section 5.08No Other Representations and Warranties. Except for the representations and warranties contained in this ARTICLE III, none of Seller, the Company or any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Seller or the Company, including any representation or warranty as to the accuracy or completeness of any information regarding the Company furnished or made available to Buyer (including any information, documents or material delivered to Buyer, or any management presentations made in expectation of the transactions contemplated hereby) or as to the future revenue, profitability or success of the Company, or any representation or warranty arising from statute or otherwise in law.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF BUYER
Buyer represents and warrants to Seller that the statements contained in this ARTICLE IV are true and correct as of the date hereof.
Section 6.01Organization and Authority of Buyer. Buyer is a private limited company incorporated under the laws of the Isle of Man and is in good standing under such laws. Buyer has the requisite corporate power and authority to enter into this Agreement, and to purchase the Shares and carry out and perform its other obligations under the terms of this Agreement.
Section 6.02Authorization. Buyer has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by Buyer, will constitute valid and legally binding obligations of Buyer, enforceable against Buyer in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. No consent, approval, license, order, authorization, registration, declaration or filing with or of any Governmental Body or other Person is required to be done or obtained by the Buyer or any of its Affiliates in connection with (i) the execution and delivery by the Buyer of this Agreement, (ii) the performance by the Buyer of its obligations under this Agreement or (iii) the consummation by the Buyer of any of the transactions contemplated by this Agreement.
Section 6.03Purchase Entirely for Own Account. This Agreement is made with Buyer in reliance upon Buyer’s representation to the Seller, which by Buyer’s execution of this Agreement, Buyer hereby confirms, that the Shares to be acquired by Buyer will be acquired for investment for Buyer’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Buyer has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Buyer further represents that Buyer does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares. Buyer has not been formed for the specific purpose of acquiring the Shares.
Section 6.04Investment Purpose. Buyer is acquiring the Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof or any other security related thereto within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). Buyer acknowledges that Seller has not registered the offer and sale of the Shares under the Securities Act or any state securities laws, and that the Shares may not be pledged, transferred, sold, offered for sale, hypothecated or otherwise disposed of except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable. Buyer is able to bear the economic risk of holding the Shares for an indefinite period (including total loss of its investment), and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment.
Section 6.05Accredited Investor. Buyer is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.
Section 6.06Foreign Investors. If Buyer is not a United States person (as defined by Section 7701(a)(30) of the Code), Buyer hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. Buyer’s purchase of and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of Buyer’s jurisdiction.
Section 6.07Legal Proceedings. There is no action pending or, to the knowledge of Buyer, threatened, against Buyer or its Affiliates which, if adversely determined, would prevent the consummation of or otherwise have a material and adverse effect on the transactions contemplated by this Agreement. None of the Buyer or its Affiliates has received any written notice of, any action, claim, suit, investigation or proceeding pending or threatened before any Governmental Body and, to the knowledge of the Buyer, no such action, claim, suit, investigation or proceeding has been threatened against the Buyer or any of its Affiliates that, either individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the Buyer’s ability to consummate the transactions contemplated by this Agreement.
Section 6.08Sophistication. Buyer (either alone or together with its advisors) has such knowledge and experience in financial or business matters and in investments of this type that it is capable of evaluating the merits and risks of the transaction contemplated by this Agreement. Buyer has had the opportunity to ask questions and receive answers concerning the terms and conditions of such transaction as it has requested. Buyer has received all information that it believes is necessary or appropriate in connection with the transaction contemplated by this Agreement. Buyer acknowledges that it has not relied upon any express or implied representations or warranties of any nature made by or on behalf of the Seller, whether or not any such representations, warranties or statements were made in writing or orally, except as expressly set forth for the benefit of Buyer in this Agreement.
ARTICLE VII
OTHER AGREEMENTS
Section 7.01Assets Company.
Section 7.02(a) Buyer and Seller agree that Seller has limited knowledge and experience regarding the Company’s assets and, except as set forth in Article III (and giving effect to Recital D), Seller has not made any representation or warranty in respect thereto and Seller hereby specifically disclaims any and all warranties, express or implied, regarding any of the assets of the Company. Buyer understands that the Company’s assets are in “as is” “where is” condition and that the assets of the Company are fully encumbered by obligations under the Convertible Notes Agreement, the 2022 Note, and all amendments and allonges thereto, the 2023 Note, and all amendments and allonges thereto, the Secured Notes Loan Documents, and other related agreements as the Buyer is the lender with respect to the obligations of the Company under those agreements.
Section 7.03(b) Buyer and Seller agree that Seller has informed Buyer that, at the time the assets of the Company were contributed to the Company by AgeX pursuant to Asset Contribution Agreement, the transfer of certain intellectual property assets was not perfected with the applicable Governmental Bodies and neither AgeX nor Seller has taken any steps to perfect that transfer. Seller agrees to cooperate with Buyer after the consummation of the transactions contemplated herein by executing and delivering such documents, certificates, agreements and other writings and to take such other actions, in each case as Buyer reasonably requests to perfect the transfer of the intellectual property assets with the appropriate Governmental Bodies and to otherwise give effect to the transactions contemplated by this Agreement, but the parties agree that any such actions requested by the Buyer will be at the cost of the Buyer.
Section 7.04Claim Reserve. Buyer, Seller and Juvenescence agree that Section 12 of the Convertible Notes Agreement is hereby incorporated herein by reference, except that the last sentence of Section 12 shall be deemed to be deleted. All funds to be provided to Seller by Juvenescence pursuant to the provisions of Section 12 of the Convertible Notes Agreement as incorporated herein for any claims described therein shall be paid directly to Seller by Juvenescence.
Section 7.05Resignations. The parties agree that, effective as of the Closing Date, all of the officers and directors of the Company, ReCyte, and Reverse Bio, other than Greg Bailey and Richard Marshall shall resign from their positions as officers and/or directors (as applicable) of the Company, ReCyte, and Reverse Bio.
Section 7.06Closing Cash. The parties agree all obligations created under Section 13 of the Convertible Notes Agreement have been completed and neither party owes the other party any further obligations thereunder.
Section 7.07Mutual Release.
    (a)    Release by Buyer and Related Parties. Except for the obligations of the Seller arising under this Agreement and any losses suffered or incurred by the Buyer arising from a breach of any provisions by the Seller under this Agreement or any other Transaction Document, the Buyer for itself and on behalf of its Affiliates (including, but not limited to, Juvenescence) and their respective successors, assigns, members, managers, partners, directors, officers, and agents (the “Buyer Releasing Parties”) does, by the execution of this Agreement, completely release, remise, and forever discharge the Seller, the Seller’s Affiliates (other than the Company and its subsidiaries), and their respective successors, assigns, members, stockholders, managers, partners, officers, directors, employees, and agents (collectively and respectively, the “Seller Released Parties”) from any and all claims, demands, causes of action, liabilities, damages, expenses and suits of every kind and nature, whether known, unknown, or unknowable, which any such Buyer Releasing Party or anyone claiming through or under such Buyer Releasing Party, ever had, now has, or may in the future have or acquire against any of the Seller Released Parties for, upon, or by reason of or relating to any matter, action, agreement, understanding, arrangement, transaction, omission, practice, conduct, cause or thing, act or failure to act whatsoever from the beginning of time through the Closing Date with respect to the Company and the Company’s assets and liabilities, the Asset Contribution Agreement, the Convertible Notes Agreement, the 2022 Note, and all amendments and allonges thereto, the 2023 Note and all amendments and allonges thereto and the Secured Notes Loan Documents.
(b)    Release by Seller. Except for the obligations of the Buyer arising under this Agreement and any losses suffered or incurred by the Seller arising from a breach of any provisions by the Buyer under this Agreement or any other Transaction Document, the Seller, for itself and on behalf of its Affiliates (other than the Company and its subsidiaries) and their respective successors, assigns, members, managers, partners, directors, officers, and agents (the “Seller Releasing Parties”) does, by the execution of this Agreement, completely release, remise, and forever discharge the Buyer, its Affiliates (including, but not limited to, Juvenescence) and other subsidiaries and their respective successors, assigns, members, stockholders, managers, partners, directors, officers, employees and agents (collectively the “Buyer Released Parties”) from any and all claims, demands, causes of action, liabilities, damages, expenses and suits of every kind and nature, whether known, unknown, or unknowable, which any such Seller Releasing Party or anyone claiming through or under such Seller Releasing Party, ever had, now has, or may in the future have or acquire against any of the Buyer Released Parties for, upon, or by reason of or relating to any matter, action, agreement, understanding, arrangement, transaction, omission, practice, conduct, cause or thing, act or failure to act whatsoever from the beginning of time through the Closing Date with respect to the Company and the Company’s assets and liabilities, the Asset Contribution Agreement, the Convertible Notes Agreement, the 2022 Note, and all amendments and allonges thereto, the 2023 Note, and all amendments and allonges thereto and the Secured Notes Loan Documents.
(c) Buyer, Seller, and Juvenescence agree that the releases provided in Sections 5.05(a) and (b) shall be binding upon and inure to the benefit of Juvenescence.
(d) Buyer, Seller, and Juvenescence agree that the releases provided in Sections 5.05(a) and (b) shall not apply to the rights and obligations of the Buyer, Seller, and Juvenescence with respect to (i) the 377,865 Incentive Warrants (as defined in the Warrant Agreement, as such term is defined in the Merger Agreement) issued to, and owned by, Buyer, (ii) that certain Agreement by and among the Buyer, Seller, and Juvenescence dated November 26, 2024 (the “November 26, 2024 Agreement”) regarding the purchase by Buyer of 1,000,000 shares of the Seller’s common stock and the issuance of 755,728 Incentive Warrants (as defined in the November 26, 2024 Agreement), and (iii) the Side Letter (as defined in the Merger Agreement), as amended by the November 26, 2024 Agreement.
Section 5.06    Employees. Seller agrees that UniverXome, Reverse Bio and ReCyte have no employees.

ARTICLE VIII
MISCELLANEOUS
Section 8.01Governing Law. This Agreement and the legal relations among the parties shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware without regard to its conflict of laws rules. The parties hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of Delaware or, to the extent such court does not have subject matter jurisdiction, the United States District Court for the Delaware (the “Delaware Courts”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Courts for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Delaware Courts, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Courts has been brought in an improper or inconvenient forum. Each party agrees that service of process upon such party in any such claim, action, or proceeding shall be effective if notice is given in accordance with the provisions of this Agreement. EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, ACTION, OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING AGREEMENTS, CONSENTS, AND WAIVERS AND (ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL AGREEMENTS, CONSENTS, AND WAIVERS IN THIS SECTION 6.01.
Section 8.02Survival. The representations, warranties, covenants, release, and agreements made herein shall survive the closing of the transactions contemplated hereby.
Section 8.03Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns of the parties hereto; provide that this Agreement may not be assigned by either party hereto without the prior written consent of the other party.
Section 8.04Entire Agreement; Amendment; Non-Reliance. This Agreement and the other Transaction Documents and the other documents delivered pursuant hereto and thereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated orally, but only by a written instrument signed by the parties to this Agreement. Buyer acknowledges and agrees that the neither Seller nor any director, officer, or agent thereof has made or is making any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except as provided in ARTICLE III (and giving effect to Recital D), and that Buyer is not relying and has not relied on any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except for the representations and warranties set forth in ARTICLE III (and giving effect to Recital D). The Seller acknowledges and agrees that Buyer has not made or is making any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except as provided in ARTICLE IV, and that Seller is not relying and has not relied on any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except for the representations and warranties set forth in ARTICLE IV.
Section 8.05Notices. For a notice under this Agreement to be valid, (a) the notice must be in writing and signed by the sending party, (b) the sending party must use one of the following methods of delivery: (i) personal delivery; (ii) registered or certified mail, in each case, return receipt requested and postage prepaid; (iii) nationally or internationally recognized overnight courier, with all fees prepaid, or (c) electronic transmission including electronic mail, and (d) the notice must be addressed to the receiving party at the addresses listed below for the receiving party or to any other address designated by the receiving party in a notice in accordance with this Section 6.05.

If to Buyer or Juvenescence, addressed as follows:

            JuvVentures (UK) Limited
            Juvenescence Limited

with a copy to:    Goodwin Procter LLP
100 Northern Avenue
Boston, MA 02210
Attn: Jacqueline Mercier

or at such other address as Buyer shall have furnished to the Seller in writing,

or if to the Seller, addressed as follows:

Serina Therapeutics, Inc.

with a copy to:     Bradley Arant Boult Cummings LLP
200 Clinton Avenue West, Suite 900
Huntsville, Alabama 35801
Attn: Scott Ludwig

Section 8.06No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Buyer agrees to indemnify and to hold harmless the Seller from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which Buyer or any of its officers, employees or representatives is responsible. Seller agrees to indemnify and hold harmless Buyer from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Seller or any of its officers, employees or representatives is responsible.
Section 8.07Construction of Certain Terms. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. As used in this Agreement, “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity, and “Affiliate” means, with respect to any Person, any Person which, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director or similar type position of such Person. As used in this Agreement, “Transaction Documents” means this Agreement and all of the schedules, exhibits, certificates, agreements and other documents contemplated hereby and thereby and delivered in connection herewith.
Section 8.08Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page to this Agreement or any Transaction Document by electronic mail or other electronic delivery (including, for the avoidance of doubt, by .PDF, DocuSign, email or other electronic transmission) will be treated in all manner and respects as an original agreement or instrument and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.
Section 8.09Fees and Expenses. Each party shall bear its own legal, accounting and other fees and expenses incurred in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

Section 8.10Incorporation of Recitals. The parties hereto acknowledge and agree that the above Recitals are true and correct in all respects and that the same are incorporated herein and made a part hereof by reference.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

JUVVENTURES (UK) LIMITED

By: /s/ David Gill

Name: David Gill

Its: Director

JUVENESCENCE LIMITED

By: /s/ Gregory Bailey

Name: Gregory Bailey

Its: Executive Chair and Director

SERINA THERAPEUTICS, INC.

By: /s/ Steve Ledger

Name: Steve Ledger

Its: Chief Executive Officer